Form C

Cover Page

Name of issuer:

Onedome Global, Inc.

Legal status of issuer:

Form: Other

Other (specify): Public Benefit Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 3/17/2017

Physical address of issuer:

1025 Market Street
San Francisco CA 94103

Website of issuer:

http://www.onedome.global

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☑ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

90,000

Price:

$1.11000

Method for determining price:

Dividing pre-money valuation ($22,451,504.90) by number of shares outstanding on fully diluted basis.

Target offering amount:

$99,900.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,065,600.00

Deadline to reach the target offering amount:

4/18/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

33

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$599,043.00	$0.00
Cash & Cash Equivalents:	$519,336.00	$0.00
Accounts Receivable:	$3,750.00	$0.00
Short-term Debt:	$36,993.00	$0.00
Long-term Debt:	$1,186,880.00	$0.00
Revenues/Sales:	$4,734.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($663,151.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Onedome Global, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Parker Johnson	Investor	Self-employed	2017
Bo Shao	Investor & Board Member	Evolve Foundation	2018
Leila Amirsadeghi	Chief Marketing and Chief Experience Officer	Onedome Global Inc.	2018
Bertram Meyer	CEO	Onedome Global Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steven Dewart	Secretary	2017
Steven Dewart	Chief of Staff	2017
Bertram Meyer	President	2017
Bertram Meyer	CFO	2017
Bertram Meyer	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

• The company has not yet reached cash flow break-even. A significant portion of the funds raised in the recent Series A has been invested into its venue in San Francisco, mainly the build-out of its LMNL experience which opened December 22nd, but also into enhancement of The Unreal Garden, marketing and advertisement, staff and staff training, etc. As such, the company needs to either reach cash-flow break even with its current cash on hand ($605,000 as of March 26, 2019), or the company may need to be successful in securing additional funding, through this Regulation CF Crowdfunding and/or future negotiations for equity and debt financing conducted by management, to fund operations until break-even is reached. The Company is also not profitable. No assurance can be given that it will be able to control its expenses and to grow and sustain its revenues in the considerable amount required to become profitable.

• The Company has a short operating history; its ticket revenue only began in September 2018. The company has seen very strong sales growth since opening to the public, to now more than $21,500 a day (average Feb 25th till March 24th) but no assurance can be given that future sales with continue to grow or be equally high. No assurance can be given that ticket revenue will continue at the same or greater level once the impact of extensive promotion of its opening has lapsed.

As an operator of a physical venue, the company is at risk to one of its visitors experiencing bodily harm and subsequently seeking damages from the company.

Most of the company's assets and current revenue generation and near-term revenue generation potential are located in its flagship location at 1025 Market Street San Francisco. Any natural disaster or other occurrence that encumbers usage of that building would have a severe adverse effect on company.

The companies credit card underwriter, Braintree, has been conducting an audit into the companies financials of which the result is still outstanding, which could lead to Braintree requiring us to create a reserve, if our level of cash on hand is deemed insufficient. https://articles.braintreepayments.com/risk-and-security/underwriting/overview

The company does not have all development know-how relating to its augmented reality platform inhouse, such that adverse events in its partner organizations might have a negative impact on the company. The contract we have been operating under is expiring 4/10/19, and we are currently in the process of negotiating a follow-on agreement.

Steven Dewart is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The company's offering FEAST (immersive fine dining) is in collaboration with a 3rd party catering firm, Monarch, so company depends on Monarch continuing to deliver and to maintain the current quality standards to enable company to continue offering FEAST. The contract with Monarch is valid through April 13, and is currently being renegotiated in good faith with both parties desiring to enter a follow-on contract for 90 days starting in the first week of May.

By 27th of December 2019 company will need to repay its debt, which it anticipates being able to do out of its future cashflow from operations, but in case its cash flow is not sufficient to do that then we will have to have raised additional capital before such time.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$99,900**

Use of Proceeds: 95% -- Working capital to fund operations, pay our obligations and to scale staffing and systems inline with fast growing demand in tickets sold

5% -- Wefunder intermediary fee

If we raise: **$1,065,600**

Use of Proceeds: 80% -- We are receiving a lot of offers to bring the Unreal Garden to various locations around the world, and requests to create a second AR experience. Funds that exceed the working capital needed to scale inline with demand in San Francisco will be used to pursue and negotiate these opportunities and to develop content and rent further HoloLenses to execute on them - except for that

15% -- May be used to buy shares in one of our technology partners, otherwise working capital.

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: $22.45M pre-money valuation

See exact security attached as Appendix B, Investor Contracts.

Onedome Global, Inc. is offering a minimum of 90,000 shares of Series A-5 Preferred Stock ("Series A-5") at a price of $1.11 per share. The minimum target of this raise is $99,900.00.

Onedome Global, Inc. is offering a maximum of 960,000 shares of Series A-5. The maximum target of this raise is $1,065,600.

Liquidation Preferences:

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid as follows:

First pay one times the Original Purchase Price plus declared and unpaid dividends on each share of Series A Preferred. The balance of any proceeds shall be distributed pro rata to holders of Common Stock of the Company (the "**Common Stock**"). The Series A Preferred includes Series A-1, A-2, A-3, and A-4 Preferred shares with aggregate Original Purchase Prices of $5.7 million In addition to the Series A-5 Preferred shares now being sold.

A merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer, exclusive license (other than in a specified field of use) or other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event (a "**Deemed Liquidation Event**"), thereby triggering payment of the liquidation preferences described above. Earn-out will not be factored into amount of initial liquidation preference payout but indemnification escrow will be, provided that earn-out payments will be allocated to the liquidation preference rights of the Series A Preferred to the extent that any indemnification escrow proceeds are not paid to the holders thereof.

Major Investors:

For the purposes, a "**Major Investor**" is someone who invested $25,000 or more in the Crowdfunding Offering and prior Company financings, combined.

Voting rights:

All subscribers in the Crowdfunding Offering who are not Major Investors agree to vote their Series A-5 in the manner voted by either holders of a majority of either (i) all other outstanding shares, (ii) all other outstanding shares of Preferred, or (iii) all other outstanding shares of Series A Preferred, depending on whether the shareholder vote is one of (i) all shares, (ii) all Preferred shares, or (iii) all shares of Series A Preferred, respectively. This agreement to vote shall be accompanied by an irrevocable proxy in favor of the Company CEO.

Pro-rata rights for Major Investors:

All Major Investors shall have a pro rata right, based on their percentage equity ownership in the Company (assuming the conversion of all outstanding Preferred Stock into Common Stock and the exercise of all options outstanding under the Company's stock plans), to participate in subsequent issuances of equity securities of the Company. The right to participate shall not apply to customary exemptions, similar to the anti-dilution carve-outs. There shall be one overallotment round as to shares not so purchased. The right to participate shall not apply to and shall terminate upon a Qualified IPO or a Liquidation Event that involve a Company acquisition. The right to participate, at the Company's election may be triggered either before or after the issuance of equity securities giving rise to the right to participate.

Dividends:

Non-cumulative dividends will be paid on the Series A Preferred in an amount equal to 6% of the Original Purchase Price per share when, if, and as declared by the Board.

Drag-along right:

In the event that majority of (a) the Company's outstanding Preferred Stock and (b) the Company's outstanding Common Stock propose to sell their securities to a third party (whether pursuant to a merger, stock sale or similar transaction), and the Board approves such a proposal, Series A-5 Subscribers shall approve the transaction and be required to transfer their securities on the same terms, subject to customary drag-along protections.

Conversion and Voting Rights:
The Series A-5 is convertible into Common Stock at any time at the option of the holder and automatically upon certain IPOs or upon a majority vote of the holders of preferred stock. The Series A-5 converts one share for one share into Common Stock initially, subject to adjustment for subsequent stock splits and like events and subject to a broad-based weighted average anti-dilution adjustment in the event the Company issues certain additional securities at a purchase price less than the then current conversion price. Voting rights are based on underlying common shares.

The following rights and restrictions are contained in the Subscription Agreement. If the Company is imminently going to become an SEC reporting company, it may repurchase the Series A-5 for the greater of its purchase price or appraised fair market value. The holders of the Series A-5 agree to have their shares transferred to a special purpose vehicle if permitted by the SEC in the future. The holders agreement to a lock-up following an initial public offering.

The forgoing summaries are qualified in their entirety by the Subscription Agreement and its exhibit, the Company's articles of incorporation.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No voting rights effectively for persons who are not Major Investors due to irrevocable proxy given to CEO
☐ No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber. However, under the articles of incorporation (attached as Exhibit A to the Subscription Agreement), through a 60% vote of the holders of all other subseries of Series A Preferred Stock, the rights of all subseries, including the Series A-5 being offered, may be altered. The Series A-5 rights may only be altered differently than other subseries through a majority vote of the Series A-5.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	8,000,000	7,933,106	Yes
Common Stock	22,500,000	8,626,133	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	7,500
Options:	4,643,811

Describe any other rights:

We have an additional 1,067,224 options available in a pool. 2,254,310 of our common stock will never vest, and are thus not included in our pre-money valuation.

We did amend our Articles of Incorporation during our Wefunder campaign to increase authorized Preferred and Common stock to 11 and 25.5 million respectively.

Liquidation Preference:

In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid as follows:

First pay one times the Original Purchase Price plus declared and unpaid dividends on each share of Series A Preferred. The balance of any proceeds shall be distributed pro rata to holders of Common Stock of the Company (the "Common Stock"). A merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer, exclusive license (other than in a specified field of use) or other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event (a "Deemed Liquidation Event"), thereby triggering payment of the liquidation preferences described above. Earn-out will not be factored into amount of initial liquidation preference payout but indemnification escrow will be, provided that earn-out payments will be allocated to the liquidation preference rights of the Series A Preferred to the extent that any indemnification escrow proceeds are not paid to the holders thereof. This liquidation is shared with $5.7M of pre-existing liquidation preference.

Under our Articles of Incorporation, all subseries of Series A Preferred shares are the same except for their Original Purchase Price. The liquidation preference, dividend preference, and anti-dilution protection for each subseries is triggered off of the Original Purchase Price.

The Company has a 60-day right of first refusal, with limited exceptions involving family members, on sales or other transfers of the Series A-5 Preferred shares and underlying common shares by holders who are not Major Investors.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Through a 60% vote of the holders of all other subseries of Series A Preferred Stock, the rights of all subseries, including the Series A-5 being offered, may be altered. The Series A-5 rights may only be altered differently than other subseries through a majority vote of the Series A-5.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.In the future, we will perform valuations that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Only Major Investors have the right to invest in future Company offerings, and then only pro -rata in certain Company offerings.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Melani Bolyai
Issue date	07/19/18
Amount	$41,550.00
Outstanding principal plus interest	$47,090.00 as of 03/27/19
Interest rate	20.0% per annum
Maturity date	07/18/19
Current with payments	Yes

Loan

Lender	Series of Lenders
Issue date	01/01/19
Amount	$623,888.00
Outstanding principal plus interest	$629,888.00 as of 03/28/19
Interest rate	18.0% per annum
Maturity date	12/27/19
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Priced Round	$123,971	General operations
8/2017	Regulation D, Rule 506(b)	SAFE	$1,111,111	General operations
10/2017	Section 4(a)(2)	Common stock	$5,000	General operations
7/2018	Regulation D, Rule 506(b)	Convertible Note	$707,111	General operations
8/2018	Regulation D, Rule 506(b)	Convertible Note	$560,000	General operations
10/2018	Regulation D, Rule 506(b)	Convertible Note	$1,200,000	General operations
10/2018	Regulation D, Rule 506(b)	Preferred stock	$2,133,333	General operations
3/2019	Regulation D, Rule 506(c)	Preferred stock	$84,990	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Steve Wurzburg
Amount Invested	$5,000.00
Transaction type	Priced round
Issue date	10/02/17
Relationship	Assistant Secretary and External Company Counsel

Name	Parker Johnson
Amount Invested	$111,111.11
Transaction type	Safe
Issue date	08/22/17
Valuation cap	$5,555,555.55
Relationship	Board Member

This SAFE was subsequently converted during October, 2018, into 247,250 shares of Series A-1 Preferred Stock.

Name	Bertram Meyer
Amount Invested	$111,111.11
Transaction type	Safe
Issue date	08/22/17
Valuation cap	$5,555,555.55
Relationship	Founder

This SAFE was subsequently converted during October, 2018, into 247,250 shares of Series A-1 Preferred Stock.

Name	Zhenping Shao
Amount Invested	$150,000.00
Transaction type	Loan
Issue date	02/27/18
Outstanding principal plus interest	$152,250.00 as of 03/29/19
Interest rate	18.0% per annum
Maturity date	12/27/19
Outstanding	Yes
Current with payments	Yes
Relationship	Relative of board director Bo Shao

Name	Melani Bolyai
Amount Invested	$41,550.00
Transaction type	Loan
Issue date	07/18/18
Outstanding principal plus interest	$47,090.00 as of 03/29/19
Interest rate	20.0% per annum
Maturity date	07/18/19
Outstanding	Yes
Current with payments	Yes
Relationship	Partner of CEO Bertram Meyer

On July 27th, 2018, Onedome Loaned $11,000 to Leila Amirsadeghi (Director of Onedome), to be repaid on or before December 31st 2018. Current outstanding principal is still $11,000; Interest is 1%.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Using interactive & immersive mediums to inspire collaboration & connection, we create & curate experiences designed to bring people together. In Oct. 2018 we opened our first destination in San Francisco & launched The Unreal Garden, the first large-scale mixed reality art experience. On Dec. 22 2018 we opened LMNL, a labyrinth of digital art with 14 interactive rooms & over 60+ minutes of fun for all ages; tripling our capacity & revenue potential. Average daily gross sales: $21,500 (average between Feb 25 and March 24th, 2019)

We see ourselves as a leader of high quality, digital-first experiential destinations & immersive experiences that lie at the intersection of technology & art. Growing over the next five years to over a dozen permanent locations across the US & Internationally, and several pop-ups and traveling shows, we strive to bringing awe, beauty and joyful collaboration to >4-5M visitors annually in five years, and intend to deliver high margin revenues upwards of $100M.

Milestones

Onedome Global, Inc. was incorporated in the State of California in March 2017.

Since then, we have:

- Launched first-of-its-kind immersive AR art experience in Oct. 2018, 6 months after signing the lease.
- In first 10 weeks, we ramped to over $13,500 in gross ticket sales per day
- Raised a total of $5.7M, including a Series A in October led by Evolve Ventures.
- Opened our second, much anticipated, 10,000 sqft experience, LMNL, on December 22nd, which tripled our capacity and revenue potential.
- LMNL pre-sales in first week already exceeding $5,500 per day.
- Total annual revenue potential in San Francisco estimated at $14-$18M.
- Welcomed around 75,000 guests since opening until end of March
- Ramped to $150,000 in weekly sales (average Feb 25 till March 24th, 2019)
- Launched a 5-course immersive dining experience in March 2019

Historical Results of Operations

Our company was organized in March 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $4,734. Our gross margin was 100.0%.

- *Assets.* As of December 31, 2017, the Company had total assets of $599,043, including $519,336 in cash.

- *Net Loss.* The Company has had net losses of $663,151 for 2017.

- *Liabilities.* The Company's liabilties totaled $1,223,873 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To the start date of the campaign, the company has been financed with $51,550 in debt, $5,711,555 in equity, of which $2,467,111 was originally convertible debt and $1,111,111 was originally SAFEs, as well as $5,000 of initial share capital contributions from the founders, and $5,000 in shares sold to Assistant Secretary and External Company General Counsel Steve Wurzburg.

All SAFEs and Convertible Notes converted into Series A preferred shares with the closing of the Series A in October 2018.

Since starting the wefunder campaign, the company repaid $10,000 in debt plus interest, and raised $623,888 in new debt and $85,000 in new equity (Series A-5 for $1.11 per share, same as offered via wefunder), both from existing investors.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 9 months before we need to repay our debt, which we anticipate being able to do out of profits generated, but in case profits are not sufficient to do that then we will have to have raised additional capital before such time.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 2-3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Onedome Global, Inc. cash in hand was $800,800, as of November 30th, 2018 and was $605,000 as of March 26th, 2019. Over the last two months, Jan and Feb 2019, revenues have averaged $572,000/month. Excluding depreciation and other non-cash items like option expenses, our expenses in such period have averaged approx. $616,000/month, for an average loss of approx. $44,000 per month. Our intent is to achieve cash flow break even in 1-2 months.

In 2018, based on our internally-prepared, not yet reviewed financials:
(1) We invested into the build-out of the SF venue, purchase/install IT & AV systems & HoloLenses as well as product development, such that end of 2018 we had $3.0M in assets, of which $640 in current assets and around $2.4M other assets (property and equipment).
(2) We incurred expenses of $3.6M.

(3) We started selling tickets in Sept. 2018, generating revenues of 535,000 in 2018
(4) We raised a total of $4.5M in 2018, mainly through our Series A in October
(5) We incurred a loss of approximately $3.09M

Now, in 2019, our current gross sales are around $21,500 per day (average of 2/25/19-3/24/19). The revenues for the first 2 months of 2019 are $1.145M
We hope to turn cash flow positive in April, assuming we can continue growing our sales with the onset of the tourism season in San Francisco.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.onedome.global/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Onedome Subscription Agreement

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Bertram Meyer
Bo Shao
Leila Amirsadeghi
Parker Johnson
Steven Dewart

Appendix E: Supporting Documents



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INVEST IN ONEDOME
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$ 1,111 min

Immersive entertainment blending art & technology sells $13,500 in tickets/day

Using interactive & immersive mediums to inspire collaboration & connection, we create & curate experiences designed to bring people together. In Oct. 2018 we opened our first destination in San Francisco & launched The Unreal Garden, the first large-scale mixed reality art experience. On Dec. 22 2018 we will open LMNL, a labyrinth of digital art with 14 interactive rooms & over 60+ minutes of fun for all ages; tripling our capacity & revenue potential. Average daily gross ticket sales: $13,500.



Bertram Meyer
CEO (employee)
Bertram Meyer is a successful serial entrepreneur, who raised more than $125M for businesses he co-founded, including Taulia, which he led as CEO and grew to 250 employees.



Onedome Sizzle, December 2018
onedome

REMIND ME (1)

What you are investing in

Priced Round

$22.5M pre-money valuation

Book of 8 Tickets for LMNL and Invite to Private LMNL Opening Event on December 21st in San Francisco (commitment needs to be received by December 20th)

$1.11 per share
Preferred Stock
$25K+ pro rata right threshold

If you invest, you're betting Onedome will be worth more than $22.5M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$1,111+
4 tickets to any current or future Onedome Experience (Currently either The Unreal Garden or LMNL).

Why you may want to invest

1. Launched first-of-its-kind immersive AR art experience in Oct. 2018, 6 months after signing the lease.
2. In first 10 weeks, we ramped to over $13,500 in gross ticket sales per day
3. Raised a total of $5.7M, including a Series A in October led by Evolve Ventures.
4. Opening our second, much anticipated, 10,000 sqft experience, LMNL, on December 22nd, which triples our capacity and revenue potential.
5. LMNL pre-sales in first week already exceeding $5,500 per day.
6. Total annual revenue potential in San Francisco estimated at $14-$18M.
7. Customer feedback consistently 4.5-5 stars, with exceptional engagement online and sharing via social media.
8. We launched a crowdfunding campaign to give the community a chance to participate, own a part of Onedome and, grow together.

Our Ambition

We see ourselves as a leader of high quality, digital-first experiential destinations & immersive experiences that lie at the intersection of technology & art. We hope to grow to over a dozen permanent locations across the U.S. & internationally, and several pop-ups and traveling shows, bringing awe, beauty and joyful collaboration to >4-5M visitors annually.

ONEDOME_InvestorDeck_20181213.pdf

onedome.global

$5,555+
Annual family pass, good for all ticketed experiences in all locations - valid for 1 year.

$11,111+
Lifetime individual pass, good for all ticketed experiences in all locations.

$22,222+
Lifetime family pass, good for all ticketed experiences in all locations.

$55,555+
You & 3 Guests to VIP Opening of Future Onedome Events, Experiences & Locations.

see less

Why I Like Onedome

"A transformative experience! Truly UNREAL and absolutely LOVED it! The mixed reality art experience is so much fun, so interactive - an entire new medium. I've never seen technology used creatively in this way... it's truly magical! Highly recommend checking this out - was so impressed and cannot wait to go back again and bring friends and family! Thanks so much!!!"

Eric Zember
CUSTOMER

THE BUZZ ABOUT ONEDOME

"What Onedome is doing is a game changer"

Joanna Popper

Global Head of Virtual Reality for Location Based Entertainment, HP Inc

""Onedome is creating amazing things within the mixed reality space using HoloLens. They are pioneering in an area that has yet to be fully realized. The Unreal Garden definitely has the WOW factor and is an experience not to be missed!!"

Jo Ryall

Head of Marketing, SF Academy, Microsoft

"The OneDome team has impressed us greatly with their vision to have a positive impact on a large number of people and their track record of building financially very successful companies. We are honored to be a supporter."

Bo Shao

Chairman of Evolve Ventures, Co-Founder and former Managing Partner of Matrix Partners China

"It's so cool!!"

Brent Bushnell

CEO, Two Bit Circus

"Onedome is leading the way in immersive technology. Their current augmented reality installation is an impressive blend of art, nature, technology and experiential and the elixir bar is on point!"

Jackie Peters

Customer

"I'm so glad I tried this amazing experience! Art being brought to life?!? Amazing. I love art exhibits and this was definitely worth the trip to SF!"

Veronica C

Customer

"Super cool concept, combining art and digital mediums in a fun and interactive environment"

Douglas R

Customer

"A great concept for those who appreciate art in every form!"

Chim L

Customer

"Enter into a true wonderland"

Micah Blumberg

Reporter for Silicon Valley Global News

"This is the first time experiencing AR to this degree. The art and the tech is amazing. Definitely take your time at the exhibit and connect with each art piece. Worth every penny, you can't miss this."

Ryan Jesena

Customer

"The Unreal Garden Is San Francisco's Selfie Museum For The Burning Man Generation"

Zara Stone

Reporter for Forbes

"A really cool AR museum"

Nick A

Customer

"Augmented Reality at OnedomeGlobal. Awesome and super unique experience. OMG, love the jellyfish! Planning on bringing the whole family when they're in town for the holidays."

Sandra M
Customer

"A really fantastic job has been done to turn this space into an intriguing adventure for everyone's inner child."

Michael Alan Huff
Customer

"It was mind blowing to me"

Binoy Subhakumar
Customer

Fully Immersive Mixed Reality Digital Art Experience, The Unreal Garden, Debuts Installations From Visionary Global Artists - The Business Journals

Onedome's San Francisco-based experiential space, The Unreal Garden, welcomes artists from the world over to be part of the first-ever consumer multiuser mixed-reality experience projected by Microsoft HoloLens. The Unreal Garden opens

Inside OneDome's 'Unreal Garden' in San Francisco

Described as a "mixed-reality art experience," OneDome's "The Unreal Garden" blends augmented reality, projection mapping, soundscapes, and work from 9 international artists in an exhibit in downtown San Francisco. Armed with a Microsoft
December 3, 2018 @ hifructose.com

The Unreal Garden Is San Francisco's Selfie Museum For The Burning Man Generation

I'm surrounded by flowers and animals, some virtual, some real, with a $5000 Microsoft Hololens strapped to my head. In front of me unfolds a phantasmagorical wonderland, with floating neon bushes and luminous rabbits and birds. "The
December 3, 2018 @ forbes.com

Mixing art with augmented reality in The Unreal Garden

by Patrick Catanzariti Experimenting with art and creativity in a collaborative piece is a fantastic way to explore augmented/mixed reality! My wife and I visited Onedome's Unreal Garden in San Francisco and I think it's a shining example of combining art and
November 12, 2018 @ devdiner.com

Augment Reality in 'The Unreal Garden' (The NoPro Review)

Downtown San Francisco is not a place I'd generally associate with feelings of calm or wonder. A hectic array of pedestrians, cyclists, cars, and buses weave their way through a maze of skyscrapers. Shining temples of business, technology, and
November 9, 2018 @ noproscenium.com

Explore the Augmented Reality Garden on Market Street

Earlier this month, Onedome unveiled their art exhibit in which we're immersed in a world of augmented reality plants and art pieces. Created with Microsoft's Hololens AR headsets and software from HP, The Unreal Garden features 10 works from 9
November 2, 2018 @ sfstation.com

Discover The Unreal Garden, a new psychedelic wonderland on Market Street

This winter, take a step into the Upside-Down-albeit a lush, beautiful one. I mmersive media company Onedome has transformed a 20,000 square foot space on Market Street into a jungle paradise complete with moving waterfalls, forest creatures, and
October 31, 2018 @ timeout.com

Onedome raises $3.3 million for AR experience The Unreal Garden

Onedome has raised $3.3 million in a round of funding for its augmented reality experience, The Unreal Garden. Onedome will build the experience in San Francisco, and it will also build LMNL, an upcoming 10,000-square-feet interactive gallery
October 30, 2018 @ venturebeat.com



Come experience the Unreal Garden mixed reality art exhibit presented by Onedome.

This scroll has been writ by Micah Blumberg Onedome is a magical digitally enhanced art exhibit in San Francisco. I think of it as an Augmented Reality Art Exhibit.
October 24, 2018 @ medium.com



You won't want to miss this 'Unreal Garden' art exhibit

San Francisco's Onedome is opening an augmented reality art exhibit called the 'Unreal Garden' Be prepared to enter into a true wonderland at The Unreal Garden exhibit at Onedome in San Francisco.
October 17, 2018 @ the-sitch.com

VARIETY

Onedome to Open 'Unreal Garden' Augmented Reality Art Exhibit in San Francisco

San Francisco-based Onedome is unveiling a decidedly different take on location-based immersive entertainment in the Bay Area later this week: The company will open its very first augmented reality art exhibit to the public in downtown San
October 16, 2018 @ variety.com

QUICK FACTS

$13,500	$4.72M	600+	$5.7M
Average daily gross ticket sales (12.7-12.10)	Run rate in annual gross ticket sales	Average daily ticket sales (12.7-12.10)	Raised to date
6 Months	**4.5/5**	**1,800**	**$50,000**
From lease signing to opening on 10/18/2018	Average customer rating/review	Daily capacity once LMNL opens	Daily revenue potential at full capacity

Significant Growth

Gross Onedome Ticket Sales & LMNL Only Sales to date.


Gross Ticket Sales
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
9/21/18
9/28/18
10/5/18
10/12/18
10/19/18
10/26/18
11/2/18
11/9/18
11/16/18
11/23/18
11/30/18
12/7/18



Curating Experiences at the Bleeding-Edge of Art & Technology

Fusing technology and art, Onedome experiences are designed to be social, participatory and shared. Audiences have the ability to interact with others while affecting the environment around them.

Our content platform allows for the easy and rapid release of content from artist to live experience, which ensures that we can reduce speed-to-market, while keeping the experiences fresh with regular updates that generate return visits.

We are able to get to market and scale much cost-effectively, based on the abundance of talent and content within our vast global collective and network of artists and creators [with a shared vision of creating meaningful experiences], who want to co-create with us. Onedome is an open invitation to artists and creators come together to create experiences that touch, move and inspire.

We opened our first permanent location on Market Street in downtown San Francisco in October 2018. A 20,000 sqft. interactive art and entertainment space housing two ticketed experiences, a lounge and a non-alcoholic Elixir bar. Located at the perfect epicenter of tourists, technology startups, creative agencies and SOMA residents.

Onedome San Francisco is the first of many planned permanent locations.With a vision to launch 10+ locations and a number of semi-permanent installations by 2023, Onedome expansion plans are global.

What The Artists Are Saying


The Sculptor Physicist
JASMINE
PRADISSITTO
the
unreal
garden

Photo Gallery



Ray Kallmeyer AR Art Piece



Our Experiences

LMNL, An Immersive Experience. A Labyrinth of Digital Art with 14 interactive rooms & installations, interconnected into fun, otherworldly explorations and hours of fun for all ages. Explore an incredible world of immersive exhibits where the art magically responds to and is created by you. Featuring over a dozen new media and visual artists, LMNL opens 22 December, 2018.

The Unreal Garden, an Immersive Mixed Reality Art Experience.
A high-tech sculpture garden and interactive art experience, featuring 9 visionary artists. Set in a forest landscape with waterfalls, rivers, rocks, plants and trees, elevating soundscapes and projections, and augmented reality (AR), audiences can interact with the content to bring art life around them.

Meet the Founders



Bertram Meyer
CEO (employee)

Bertram Meyer is a successful serial entrepreneur, who raised more than $125M for businesses he co-founded, including Taulia, which he led as CEO and grew to 250 employees.



Leila Amirsadeghi
CMO & CXO (employee)

22 Years Experience in, Entertainment, Tech & Events. Worked with w/ Di sney, THE VOID, WB & more.



Steve Dewart
Chief of Staff (employee)

20+ years advising key leaders of Fortune 100 companies, top-tier research universities & startups



Chris Deckker
Director, Venue Operations (employee)

30+ years experience in event production; Co-Founder of UK dance club; Co-Director of UPLIFT



Becca Dakini
Sr. Creative Producer (employee)

20+ years in event production and project management, incl. The Do LaB, Oregon Eclipse, Symbiosis



Parker Johnson
Advisor & Board Member

25+ years as a businessman and investor; has transacted more than $1BB in real estate investments.

AND THE REST OF THE TEAM



Vince Argentine

Creative Director, Mixed Reality (contractor)

12+ years in Motion and Animation Uncharted 2, Guardians of the Galaxy 2, Black Panther.



Ray Kallmeyer

Games Director (contractor)

10+ years in Game Development. CEO, Enklu, NCSOFT, KIXEYE, FireForge.



Nick Lynch

Technical Director, LMNL (contractor)

15+ years creating immersive video work for events and installations. Obscura Digital.

Raised $5,768,105From 3+ Investors

Josh Hannah

Investor & Serial Entrepreneur Former GP at Matrix Partners, Co-Founder Betfair, e-How, Flutter

Bo Shao

Chairman of Evolve Ventures. Co-Founder and former Managing Partner of Matrix Partners China

Steve Wurzburg

Interview

– COLLAPSE ALL

WF: Tell me about Onedome.

O: Onedome is a collective of artists, technologists, and entrepreneurs with a shared vision - to use interactive art and immersive entertainment to inspire collaboration, connection, and community.

Fusing technology and art, Onedome experiences are designed to be social, participatory and shared, where audiences have the ability to interact with others, while affecting their environment. Open to all artists and creators, Onedome is an open invitation to come together to create experiences that touch, move and inspire.

A location-based entertainment and media company headquartered in San Francisco, Onedome is a benefit corporation sharing 10% of the profits from ticket sales with participating artists, and donating 10% of overall company profits to value-aligned non-profit causes.

Onedome plans to launch over a dozen permanent and pop-up destinations across the US and abroad over the next 5 years.

WF: Onedome's first location is in San Francisco – what is it?

O: Onedome opened its first permanent location on Market Street in downtown San Francisco in October 2018. A 20,000 sqft. interactive art and entertainment space housing two ticketed experiences, a lounge and a non-alcoholic Elixir bar. Located in the perfect epicenter of tourists, technology startups, creative agencies and SOMA residents.

On October 19, 2018, Onedome launched The Unreal Garden, a first-of-its-kind Immersive Mixed Reality Art Experience. A high-tech sculpture garden integrating forest landscapes, ambisonic sound, projections and Augmented Reality, up to 25 users can wander through the garden interacting with magical flora and fauna, and bringing to life the 8 fine art pieces in a beautiful 3D world. Audiences have been enchanted, with an average rating above 4.5 stars across channels as we write this.

On December 22, 2018, Onedome launches LMNL, an Interactive Experience for All Ages.
A Labyrinth of 14 immersive rooms & installations, interconnected into fun, otherworldly explorations. Immerse yourself in the playful creations of more than a dozen leading new media and visual artists from around the world.

Onedome is a community space and open to all without the need for a ticket. With gorgeous wallscapes, VR, LED spheres and infinity mirrors, audiences of all ages can get lost in play for hours. Elixart Cafe & Lounge is an experience onto itself, offering rejuvenating, non-alcoholic elixirs, mocktails, teas, kava and raw snacks, designed to enhance body and mind and leave you feeling alive.

Additionally, Onedome produces and hosts brand/corporate events, community salons and musical events throughout the year.

WF: How will you make money?

O: Onedome generates revenue mainly through ticket sales, with additional revenue coming from the Elixir bar, Merchandise sales, Events and Corporates rentals of our space.

We are very grateful to have experienced very strong growth in ticket sales since opening: Since opening on October 19, 2018, The Unreal Garden ticket sales have gone from zero to approximately $8,000 per day (average sales end of November).

Now we are opening of our second experience “LMNL”, which launches on 22 December, and triples our capacity and revenue potential at little additional cost to us. We have been selling LMNL for roughly a week and it is already at around $5000 per day in ticket sales, before we even launched the PR campaign.

We estimate that operating breakeven for the San Francisco venue can be achieved with average daily ticket sales of approximately $16,000, which means we are already more than halfway there before LMNL opens, and our daily earning potential at full capacity across both experiences is $50,000, or more than $17M per year.

WF: How big is the market?

O: We are at the advent of an immersive revolution: According to the Greenlight Insights, Location-Based Entertainment is forecasted to be at $1B by end of 2018, and estimated to grow 12x to a $12B industry in five years! With audiences demanding more interactive and participatory experiences, immersive experiences will augment or replace existing traditional out-of-home entertainment destinations such as the cinema or theatre, becoming the next evolution of the market.

WF: Why did you choose San Francisco?

O: As a city of early adopters, artists, technologists, and visionaries, San Francisco was the ideal flagship city for Onedome to launch interactive experiences merging Art & Technology, by opening our the first ever location-based entertainment destination. With over 8M residents in the Bay Area and over 27M tourists per year, we are projecting over 500,000 visitors per year.

WF: What do you understand about your business that others don't get?

O: We believe that there is an abundance of creative energy and artistic talent in the world and not enough platforms that allow artists and creators to gain recognition for their work by mass consumer audiences, monetize their work in a new way, and share in the profits of a creation that they become part of and collaborate on. [Onedome splits a percentage of profits from ticket sales with participating artists].

As the media company, Onedome creates (creator network & artist collective), produces (operational, marketing & financial resources) and distributes (through digital channels & ticketed experiences at Onedome locations or pop-up productions & partnerships).

As an inclusive, non-exclusive organization, we invite creators and artists worldwide to join us in co-creating and curating experiences that leave people inspired, with worlds that bring people together.

WF: Who are your competitors? How are you different?

O: We believe that we are currently witnessing the very early days of a revolution of out-of-home entertainment with the emergence of many more immersive, interactive experiences. We are convinced that audiences are growing tired of passively consuming entertainment. Examples of that revolution include Meow Wolf, Punchdrunk, Team Lab, Museum of Ice Cream, The VOID, Two Bit Circus and Dreamscape Immersive and Onedome.

We encourage and embrace that diversity in offering that is emerging (as a matter of fact, we have great relationships and many ties with Two Bit Circus, Meow Wolf, and others). You may notice that every company or every collective of artists has a very different take on immersive entertainment, so a visit at Meow Wolf may motivate you to try out Onedome, and vice versa – in that sense Meow Wolf is both a friend and a co-market maker, while in the future when are actually are in the same city we may also end up competing for the same dollars.

We do believe that currently is room for everyone as people start seeking out these experiences over movies. So many major US metropolises don't have offer immersive or interactive experiences at all, and the same holds true worldwide. The world is big enough for all of us, and then some.

WF: Why are you a Benefit Corporation?

O: We are in service to a wider vision not limited to shareholder return and profits - we see profits as a catalyst to enable us to bring forward our vision in a more powerful way. Our vision is community-driven with a goal of social impact.

We want this to translate and resonate with all stakeholders; employees, customers, artists, shareholders and the wider community, which we can do as a benefit corporation. We want to use technology as a catalyst to open art to wider demographics and audiences and use immersive entertainment as a catalyst for positive social change.

Onedome gives 10% of its profit to value aligned non-profit projects and causes, from the preservation of our beautiful planet, e.g. through donations to the Pachamama Alliance, to community projects. We are constantly exploring ways to support our local communities, value-aligned non-profits, artists and creators. We look to enable creators to create through funding or other support. We offer a platform to connect with audiences through art and technology. We support growth and education and facilitate workshops, creator days and community salons. We offer a network for collaboration. We share in the recognition and reward with all that participate.

WF: What's the role of Social Media in customer acquisition, and do you expect customers to come back?

O: Social Media has been our most important tool for both paid and organic efforts, with significant growth week over week. We are seeing high-engagement and sharing across our social channels, and the resulting conversion to ticket sales.

As ticket sales ramped up, we started seeing a significant growth in online reviews, social media mentions and sharing of photos, which only continued to increase the viral factor/word-of-mouth. And with LMNL offering more abilities for user-generated content with "photos and selfies in experience" and real-time sharing across, this will just increase growth.

We plan to continuously add new content or new ways to interact to augment existing experiences and give people a reason to come back. Cross-selling between experiences and converting on location will become a reality once LMNL opens.

WF: What would it take for you to replicate this experience in other locations?

O: In the six month period from signing our lease on 1 May 2018 to officially opening our doors on 19 October 2018, we undertook a large-scale venue build & permitting process, full production design, technical architectures, content creation, platform development, and technology integration, all this with a small team running in parallel at warp speed. This is to say that we are confident we can turn things around fast and efficiently!

Having built a foundational layer, future venues will be easier to scale. Our technology platform enables us to collaborate with artists and animators from anywhere in the world, with real-time integration into experiences, which makes content creation more efficient across time and money. The community we are building can be leveraged for future launches, while also developing Onedome Ambassadors who can help us with on-ground, local promotions.

Some of our mixed-reality experiences will become pop-ups or traveling shows, increasing growth opportunities in addition to the planned increase in flagship locations. We continue to receive requests from artists and creators worldwide to participate and collaborate.

WF: What possible future challenges worry you the most?

O: As with all startups, there is risk. We are moving fast, scaling quickly, and integrating multiple elements from technology, content, artists, collaborators, vision, and culture, all while launching bleeding-edge products that are a first-to-market, with no playbook on how to do it.

In order to keep growing at the right pace, we need to identify future capital in advance that will allow us to meet our deadlines, scale the team to support customer demand, maintain our amazing company culture and continue to grow beyond San Francisco. If successful this raise will allow us to fund operations through profitability, which we estimate at end of Q1 2019, and if there is a lot of excitement in the market and we raise closer to $2M, then we will be able to grow and expand our current offerings, all while continuing to deliver a stellar experience in San Francisco.

There is plenty of scary in that, we choose to focus on all that is exciting with what we are doing, we are pioneers in a space that is at its infancy with a world of possibilities. The amazing validation received by the Press, Customers and Industry to date, only serves to support that we are on the right path, and to keep forging new ground. The response from the public has been inspiring, humbling and heartening.

WF: What is your vision for the next five to ten years?

O: We intend to open 8-10 more locations of similar caliber to our San Francisco location in cities across the US and continue to bring awe, beauty and joyful collaboration to 4-5M visitors annually. In addition, we plan to develop pop-up and traveling experiences and exhibits.

We believe Onedome can become an internationally-known brand for interactive art and immersive entertainment experiences that connect, touch and inspire.

WF: Why are you crowdfunding? ^

O: Onedome is a community and we stand for inclusivity. Our goal is to enable those that want participate and be part of Onedome, be it as a collaborator, partner, co-creator or community investor, we wish to become a true collective, and one that gives back more than it receives. A crowdfunding campaign is a natural choice as it allows us to open up the Onedome opportunity and future success to so many more people than otherwise possible.

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RISKS

1 The company has not yet reached cash flow break-even. A significant portion of the funds raised in the recent Series A has been invested into its venue inSan Francisco, mainly the build-out of its new LMNL experience scheduled to open December 22nd, but also into enhancement of The Unreal Garden, marketing and advertisement, staff and staff training, etc. As such the company may need to be successful in securing additional funding, through this Regulation CF Crowdfunding and/or other parallel negotiations for equity and debt financing conducted by management, to fund operations until break-even is reached. The Company is also not profitable. No assurance can

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Onedome is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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